Exhibit 99.6
Infociencia S.L. and Infociencia Clinical Research S.L.
Unaudited Condensed Combined Balance Sheets
In Euros

September 30,
2008
Assets

Current assets:
Cash and cash equivalents	€1,266,585
Restricted cash	2,761,668
Accounts receivable,	1,899,314
Income tax receivable	606,835
Prepaid expenses and other current assets	16,969

Total current assets	€6,551,371

Intangible assets, net	7,309
Equipment, net	656,178
Other non current assets	350,005

Total assets	€7,564,863

Liabilities and stockholders equity
Current liabilities:
Accounts payable	€3,105,269
Customer deposits	2,761,668

Total current liabilities	€5,866,937

Grant debt	812,621

Total liabilities	€6,679,558

Stockholders equity:
Additional paid in capital	416,278
Accumulated other comprehensive loss	(65,988)
Retained earnings	535,015

Total stockholders equity	€885,305

Total liabilities and stockholders equity	€7,564,863

The accompanying notes are an integral part of the combined financial statements.

Infociencia S.L. and Infociencia Clinical Research S.L.
Unaudited Condensed Combined Statements of Operations
In Euros

	Nine months ended
	September 30, 2008	September 30, 2007

Service revenue	€3,684,080	€3,363,172
Reimbursement revenue	2,522,588	6,385,898
Other revenue	153,362	212,686

Total revenue	6,360,030	9,961,756

Direct costs	2,211,596	1,423,734
Reimbursable out-of-pocket costs	2,522,588	6,385,898
Selling, general, and administrative expenses	1,049,559	1,352,178
Depreciation and amortization	337,955	63,220

Income from operations	238,332	736,728

Other Income	107,125	87,612

Income before provision for income taxes	345,457	824,340
Provision for income taxes	90,027	228,265

Net income	€255,430	€596,075

The accompanying notes are an integral part of the combined financial statements.

Infociencia S.L. and Infociencia Clinical Research S.L.
Unaudited Condensed Combined Statements of Cash Flows
In Euros

	Nine months ended
	September 30, 2008	September 30, 2007

Net income	€255,430	€596,075
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	337,955	63,220
Changes in operating assets and liabilities:
Accounts receivable	1,201,075	1,562,239
Income taxes receivable	1,017,505	(1,143,261)
Notes receivable	40,000	—
Prepaid expenses and other current assets	301,104	36,601
Other assets	(73,029)	(4,446)
Accounts payable	(1,219,623)	137,548
Deferred revenue	(138,873)	—
Other liabilities	3,615	294,229

Net cash provided by operating activities	1,725,159	1,542,205

Investing activities
Change in restricted cash	1,825,194	(250,080)
Change in intangible assets	4,530	(11,636)
Purchase of Equipment	(809,691)	(463,442)

Net cash provided by (used in) investing activities	1,020,033	(725,158)

Financing activities
Dividends	(1,831,108)	—

Net cash used in financing activities	(1,831,108)	—
Net change in cash	914,084	817,047

Cash and cash equivalents, beginning of period	352,501	747,904

Cash and cash equivalents, end of period	€1,266,585	€1,564,951

Supplemental disclosures of cash flow information
Cash paid during the period for:

Income taxes	€471,336	€163,930

The accompanying notes are an integral part of the combined financial statements.

Infociencia S.L. and Infociencia Clinical Research S.L.
Notes to Unaudited Condensed Combined Financial Statements
September 30, 2008
1. Nature of Business
Infociencia S.L. and Infociencia Clinical Research S.L. (referred to collectively as the “Company” or “Infociencia”) are Clinical Resource Organization’s (CRO’s), providing high-quality, efficient and flexible clinical development solutions to the pharmaceutical industry. The Company is able to leverage its high degree of clinical expertise, industry knowledge and specialization to reduce the expense and time frame of clinical development. The Company’s revenues are generated principally from customers located in Spain, while it does support clients and perform services in several European countries.
2. Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Cash and Cash Equivalents
Cash and cash equivalents include highly liquid investments with an original maturity of three months or less from date of purchase.
Restricted Cash
The Company receives cash in advance from certain customers specifically for the payment of investigator fees relating to specific projects. Such amounts are recorded in restricted cash and short term customer deposits in the accompanying combined balance sheets.
Concentration of Credit Risk
Financial instruments, which potentially subject the Company to credit risk, consist principally of cash and accounts receivable. The Company performs periodic evaluations of the financial institutions in which its cash is invested. The majority of the Company’s revenues and accounts receivable are derived from pharmaceutical companies located in France. The Company’s two largest customers accounted for approximately 34% and 14% of service revenues during the nine months ended September 30, 2008, the Company’s two largest customers accounted for approximately 17% and 14% of service revenues during the nine months ended September 30, 2007.
The two largest customers represented approximately 35% and 12% of the accounts receivable balance at September 30, 2008. No other customers represented more than 10% of net service revenues or accounts receivable during those periods or at those times. The Company provides an allowance for doubtful accounts based on experience and specifically identified risks. Accounts receivable are carried at fair value and charged off against the allowance for doubtful accounts when management determines that recovery is unlikely and the Company ceases collection efforts. During the periods contained within, the company had not identified any specific risks, and therefore no allowance for doubtful accounts was booked.
Principles of Combination
The combined financial statements include the accounts of Infociencia S.L. and Infociencia Clinical Research S.L. All significant intercompany balances and transactions have been eliminated in combination.

Equipment
Equipment is recorded at cost. Expenditures for repairs and maintenance which do not extend the useful life of the related assets are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from 1 to 10 years.
Revenue and Cost Recognition
The majority of the Company’s service revenues are derived from fee-for-service contracts, some of which are fixed-price contracts. Revenues and the related costs of fee-for-service contracts are recognized in the period in which services are performed. Fixed-price contract revenue is recognized as services are performed. We measure progress for fixed price contracts using the concept of proportional performance based upon a unit-based output method. Under the unit-based output method, output units are pre-defined in the contract and revenue is recognized based upon completion of such output units. Revenue related to contract modifications is recognized when realization is assured and the amounts are reasonably determinable. Adjustments to contract estimates are made in the periods in which the facts that require the revisions become known. When the revised estimate indicates a loss, such loss is provided for in the financial statements during that period. No such losses were recognized in 2008 or 2007. Deferred revenue represents amounts billed to customers in excess of revenue recognized. Accounts receivable from customers, which represent deposits to be applied to customer invoices in future years or returned to the customer upon expiration of the contract are recorded in long term customer deposits.
In connection with the management of clinical trials, the Company pays, on behalf of its clients, fees to investigators and test subjects as well as other out-of-pocket costs for items such as travel, printing, meetings and couriers. The Company’s clients reimburse the Company for these costs. As required by EITF 01-14, amounts paid by the Company as a principal for out-of-pocket costs are included in direct costs as reimbursable out-of-pocket expenses and the reimbursements the Company receives as a principal are reported as reimbursed out-of-pocket revenue. In the statements of operations, the Company combines amounts paid by the Company as an agent for out-of-pocket costs with the corresponding reimbursements, or revenue, the Company receives as an agent. During the years ended September 30, 2008 and 2007 fees paid to investigators and other fees the Company paid as an agent and the associated reimbursements were approximately €2,523,000 and €6,386,000 respectively.
Income Taxes
The Company accounts for income taxes using an asset and liability approach which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts reportable for income tax purposes.
Recently Issued Accounting Pronouncements
See annual statement referenced in this 8K/A as exhibit 99.4.

3. Equipment
Equipment consist of the following:

	Useful life	September 30, 2008

Furniture and fixtures	1 to 10 years	792,081

		792,081
Less accumulated depreciation		(135,903)

		€656,178

4. Commitments and Contingencies
The Company uses certain equipment under various operating leases.
Future minimum lease payments subsequent to September 30, 2008 under non-cancelable operating leases are as follows:

Operating
Leases
2008	€1,986
2009	9,468
2010	9,468
2011	6,258
2012	3,045
Thereafter	1,524

Total minimum lease payments	€31,749

In addition to the operating leases listed above, the Company leases office space in two locations. The office space is leased on a month to month agreement, and can be cancelled without penalty at any time. Rent expense under such arrangements was €76,850 and €74,785 during the nine months ended September 30, 2008 and 2007, respectively.
5. Subsequent Events
On December 22, 2008 the shareholders of Infociencia sold 100% of their interest in the company to an unrelated party.